UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2013

Rockwell Collins, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16445	52-2314475
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

400 Collins Road NE
Cedar Rapids, Iowa 52498
(Address of Principal Executive Offices) (Zip Code)

(319) 295-1000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

     On September 24, 2013, we entered into a $900,000,000 364-day senior unsecured bridge credit agreement among us, the Lenders listed therein, Citibank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A. and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Citigroup Global Markets Inc. as Sole Lead Arranger and Sole Bookrunner (the “Bridge Credit Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, we will be able to borrow a term loan of up to $900,000,000. The lending commitments under the Bridge Credit Agreement will be reduced by the amount of the net proceeds received by us from certain equity issuances and debt financings. The proceeds of the borrowing under the Bridge Credit Agreement will be used to finance a portion of the purchase price of our previously-announced acquisition of ARINC Incorporated (the “ARINC Acquisition”) and to pay related transaction fees and expenses. The borrowing under the Bridge Credit Agreement is subject to customary closing conditions as well as, among other conditions, the substantially concurrent consummation of the ARINC Acquisition. In the event that (i) the ARINC Acquisition is not consummated by a specified termination date, (ii) the acquisition agreement with respect to the ARINC Acquisition is terminated or expires or (iii) we make a public announcement of our intention not to proceed with the ARINC Acquisition (each an “Acquisition Termination Event”), the lending commitments under the Bridge Credit Agreement will automatically terminate and the closing date under the Bridge Credit Agreement will not occur.

     Also on September 24, 2013, we entered into (i) a $1,000,000,000 five-year senior unsecured revolving credit agreement among us, the Banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Crédit Agricole Corporate & Investment Bank, Mizuho Bank Ltd., The Bank of New York Mellon, U.S. Bank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Bookrunners (the “Five-Year Revolving Credit Agreement”) and (ii) a $200,000,000 364-day senior unsecured revolving credit agreement among us, the Banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Bank of America, N.A., Crédit Agricole Corporate & Investment Bank, Mizuho Bank (USA), The Bank of New York Mellon, U.S. Bank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Bookrunners (the “364-Day Revolving Credit Agreement” and, together with the Five-Year Revolving Credit Agreement, the “Revolving Credit Agreements”), pursuant to each of which, subject to the satisfaction or waiver of certain conditions, we will be able to borrow loans on a revolving basis. The proceeds of borrowings under the Revolving Credit Agreements will be used for general corporate purposes. The Revolving Credit Agreements, together with the Bridge Credit Agreement, are referred to collectively as the “Credit Agreements”.

     The initial borrowing under the Five-Year Revolving Credit Agreement is subject to customary closing conditions as well as, among other conditions, the payoff and termination of our existing $850,000,000 five year senior unsecured revolving credit agreement. The initial borrowing under the Five-Year Revolving Credit Agreement is not subject to the consummation of the ARINC Acquisition. However, in the event of an Acquisition Termination Event, the aggregate principal amount of the lending commitments under the Five-Year Revolving Credit Agreement will be $850,000,000 (instead of $1,000,000,000, as would be the case if the ARINC Acquisition is consummated).

     The initial borrowing under the 364-Day Revolving Credit Agreement is subject to customary closing conditions as well as, among other conditions, the consummation of the ARINC Acquisition. In the event of an Acquisition Termination Event, the lending commitments under the 364-Day Revolving Credit Agreement will automatically terminate and the closing date under the 364-Day Revolving Credit Agreement will not occur.

     Borrowings under the Credit Agreements will bear interest at variable rates equal to, at our election (1) for each base rate loan, the sum of the base rate plus the applicable base rate margin or (2) for each euro-dollar loan, the sum of a euro-dollar margin plus the London Interbank Offered Rate for deposits in dollars with a maturity comparable to the interest period selected by us or (3) a competitive bid absolute rate (in the case of the Revolving Credit Agreements only). The base rate equals the highest of (a) the prime rate or (b) the federal funds rate plus ½ of 1% or (c) the sum of 1% plus the London Interbank Offered Rate for deposits in dollars with a one-month maturity. The applicable base rate margin and the euro-dollar margin will be determined based on the ratings of our senior unsecured long-term debt securities. We elect the basis of the interest rate (base rate or euro-dollar) at the time of each borrowing and may elect to change the interest rate basis from time to time.

     In addition to the conditions described above, the Credit Agreements contain, among other things, conditions precedent, covenants, representations and warranties and events of default customary for facilities of this type. Such covenants include certain restrictions on incurrence of secured indebtedness, consolidations and mergers, sales of assets and sale and lease-back transactions, subject to certain exceptions. The Credit Agreements also include a covenant under which we would be in default if our consolidated debt to total capital ratio were to exceed 60 percent; provided that this ratio excludes the accumulated other comprehensive loss equity impact related to defined benefit retirement plans. Events of default under the Credit Agreements include bankruptcy or insolvency events with respect to us, failure to pay any principal when due, failure to pay interest or other amounts payable within 10 days of the due date, failure to comply with covenants, breach of representations or warranties in any material respect, or non-payment or acceleration of other material debt of ours and our subsidiaries.

     The foregoing summaries of the Credit Agreements do not purport to be complete descriptions of the terms and conditions of the Credit Agreements and are qualified by the full texts of the Bridge Credit Agreement, the Five-Year Revolving Credit Agreement and the 364-Day Revolving Credit Agreement attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference. The Credit Agreements have been attached to provide investors with more complete information regarding the terms and conditions of the Credit Agreements.

     From time to time, we and the lenders under the Credit Agreements (or affiliates of the lenders) may engage in other transactions, including arrangements under which a lender or an affiliate of the lender participates in interest rate or foreign exchange swap or hedging arrangements with us, serves as agent or placement agent for or purchaser or underwriter of commercial paper or other debt securities issued by us, provides cash management or commercial banking services to us, provides lines of credit to us or our affiliates, manages our pension fund assets, is custodian for our employee benefit plan trusts, provides advisory services in connection with merger and acquisition situations or assists in executing share repurchases for us. Several of the banks participating in the Credit Agreements, or their affiliates, also participated in our 2011 issuance of $250,000,000 aggregate principal amount of our senior unsecured notes due 2021 and/or our 2009 issuance of $300,000,000 aggregate principal amount of our senior unsecured notes due 2019. In addition, Wells Fargo Bank, N.A., (a lender under each of the Credit Agreements) is the transfer agent for our common stock.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Bridge Credit Agreement dated as of September 24, 2013 among us, the Lenders listed therein, Citibank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A. and Wells Fargo Bank, N.A., as Co-Documentation Agents and Citigroup Global Markets Inc., as Sole Lead Arranger and Sole Bookrunner.

10.2	Five-Year Credit Agreement dated as of September 24, 2013 among us, the Banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Crédit Agricole Corporate & Investment Bank, Mizuho Bank Ltd., The Bank of New York Mellon, U.S. Bank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Bookrunners.

10.3	364-Day Credit Agreement dated as of September 24, 2013 among us, the Banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Bank of America, N.A. Crédit Agricole Corporate & Investment Bank, Mizuho Bank (USA), The Bank of New York Mellon, U.S. Bank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Bookrunners.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL COLLINS, INC. (Registrant)

Date: September 27, 2013	By	/s/ Douglas E. Stenske
		Name:	Douglas E. Stenske
		Title:	Vice President, Treasurer

Signature Page to 8-K

EXHIBIT INDEX

Exhibit Number	Description
10.1

Bridge Credit Agreement dated as of September 24, 2013 among us, the Lenders listed therein, Citibank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Bank of America, N.A. and Wells Fargo Bank, N.A., as Co-Documentation Agents and Citigroup Global Markets Inc., as Sole Lead Arranger and Sole Bookrunner.

10.2

Five-Year Credit Agreement dated as of September 24, 2013 among us, the Banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Crédit Agricole Corporate & Investment Bank, Mizuho Bank Ltd., The Bank of New York Mellon, U.S. Bank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Bookrunners.

10.3

364-Day Credit Agreement dated as of September 24, 2013 among us, the Banks listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Bank of America, N.A. Crédit Agricole Corporate & Investment Bank, Mizuho Bank (USA), The Bank of New York Mellon, U.S. Bank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as Joint Lead Arrangers and Bookrunners.